UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Office Joint Venture
Colonial Properties Trust (the “Company”) entered into a Membership Interests Purchase Agreement dated as of April 25, 2007 (the “Office Purchase Agreement”) to sell to DRA G&I Fund VI Real Estate Investment Trust, an entity advised by DRA Advisors LLC (“DRA”), the Company’s interests in a to-be-formed joint venture among the Company, Colonial Realty Limited Partnership (the “Partnership”) and the limited partners of the Partnership, that will own 24 office properties and two retail properties that are currently owned by the Partnership. As part of this agreement, the Company will retain, through the Partnership, a 15 percent minority interest in the joint venture, which will be known as DRA/CLP Office LLC (the “Office Joint Venture”), as well as management and leasing responsibilities for the properties to be owned by the Office Joint Venture. The limited partners of the Partnership will have the opportunity to sell their membership interests in the Office Joint Venture to DRA. As a result, DRA will hold between approximately 70 percent and 85 percent of the membership interests of the Office Joint Venture, depending upon the number of limited partners, if any, that elect to sell their membership interests in the Office Joint Venture to DRA.
The per unit purchase price to be paid by DRA for each membership interest it acquires in the Office Joint Venture will be based on a portfolio value of approximately $1.13 billion, less the principal amount of the outstanding mortgage indebtedness (estimated to be approximately $588 million) on the closing date. The estimated amount to be paid by DRA to the Company for the purchase of the Company’s membership interests in the Office Joint Venture is approximately $376 million. The Office Joint Venture portfolio is composed of 6.9 million square feet of Class A suburban office assets and two adjoining retail centers located in suburban office markets in the Sunbelt region. As of April 25, 2007, 93.7 percent of the total space was leased.
A wholly owned subsidiary of the Partnership will serve as the manager of the Office Joint Venture and hold the Company’s 15 percent interest in the Office Joint Venture (the “Office Manager”). Pursuant to the terms of the Office Purchase Agreement, the Office Manager, DRA and any limited partners of the Partnership that do not sell their interests in the Office Joint Venture to DRA (the “Other Office Members”) will enter into a limited liability company agreement in connection with the closing of the Company’s sale of its interests in the Office Joint Venture to DRA (the “Office Operating Agreement”). The Office Operating Agreement will state the terms and conditions of the ownership and management structure of the Office Joint Venture. The Office Manager will have general responsibility for the day-to-day operation and management of the Office Joint Venture in accordance with an agreed upon operating plan. Certain major decisions of the Office Joint Venture will require the unanimous approval of the Office Manager and DRA. In addition, certain actions, such as sales and acquisitions of properties and financings, will be the responsibility of DRA, subject to the tax protection provisions provided in the Office Operating Agreement. The current income promote to the Office Manager will be a 15% promote over a 9% hurdle rate. A separate wholly owned subsidiary of the Partnership is expected to serve as property manager for the properties contributed to the Office Joint Venture and will receive a management fee of 4% of gross revenues of the Office Joint Venture and will be entitled to earn market based leasing, construction and disposition fees.
The term of the Office Joint Venture will be perpetual until dissolved in accordance with the Office Operating Agreement. Other than with respect to certain designated properties, unless the Office Manager and DRA unanimously agree, for a three-year lockout period following the date of the Office Operating Agreement, the Office Joint Venture will not, directly or indirectly, sell or otherwise transfer or dispose of any of its properties. In addition, for a seven-year and one month period following the date of the Office Operating Agreement, the Office Joint Venture will be restricted from selling or otherwise disposing of any property in a taxable transaction (or deemed taxable disposition) or undertaking a fundamental transaction without incurring reimbursement obligations for certain tax liabilities incurred by the Other Office Members.
The Office Operating Agreement will generally prohibit the transfer of membership interests without the consent of the Office Manager and DRA, except that after the third anniversary of the date of the Office Operating Agreement, there will be no restriction upon DRA’s ability to transfer its interests in the Office Joint Venture. The Other Office Members also will have certain redemption rights, which allow for redemption of their interests in the Office Joint Venture at a then determined fair value. In addition, after the expiration of the three-year lockout period, the Office Manager will have certain redemption rights and DRA will have the ability to require the Office Manager and the Other Office Members to sell all of their membership interests to a third party along with DRA’s sale of all of its interests in the Office Joint Venture to such third party.

In addition, the Office Purchase Agreement provides that the Partnership and DRA (or entities advised by DRA) will enter into a development agreement at closing granting DRA (or entities advised by DRA) the option to purchase interests in certain development parcels owned (or to be owned) by the Partnership.
In addition to the proposed Office Joint Venture described above, the Company has existing joint venture relationships with entities advised by DRA in connection with its multifamily portfolio of managed properties and the former CRT Properties, Inc. office building portfolio acquired by entities advised by DRA and the Partnership in 2005.
Retail Joint Venture
The Company entered into a Membership Interests Purchase Agreement dated as of April 25, 2007 (the “Retail Purchase Agreement”) to sell to OZRE Retail LLC (“Och-Ziff”) the Company’s interests in a to-be-formed joint venture among the Company, the Partnership and the limited partners of the Partnership, that will own 11 retail properties that are currently owned by the Partnership. As part of this agreement, the Company will retain, through the Partnership, a 15 percent minority interest in the joint venture, which will be known as OZ/CLP Retail LLC (the “Retail Joint Venture”), as well as management and leasing responsibilities for the properties to be owned by the Retail Joint Venture. The limited partners of the Partnership will have the opportunity to sell their membership interests in the Retail Joint Venture to Och-Ziff. As a result, Och-Ziff will hold between approximately 70 percent and 85 percent of the membership interests of the Retail Joint Venture, depending upon the number of limited partners, if any, that elect to sell their membership interests in the Retail Joint Venture to Och-Ziff.
The per unit purchase price to be paid by Och-Ziff for each membership interest it acquires in the Retail Joint Venture will be based on a portfolio value of approximately $360 million, less the principal amount of the outstanding mortgage indebtedness (estimated to be approximately $187 million) on the closing date. The estimated amount to be paid by Och-Ziff to the Company for the purchase of the Company’s membership interests in the Retail Joint Venture is approximately $120 million. The Retail Joint Venture portfolio is composed of 2.7 million square feet of retail properties located in Florida, Alabama, Texas and Georgia. As of April 25, 2007, the retail properties were 95.1 percent occupied.
A wholly owned subsidiary of the Partnership will serve as the manager of the Retail Joint Venture and hold the Company’s 15 percent interest in the Retail Joint Venture (the “Retail Manager”). Pursuant to the terms of the Retail Purchase Agreement, the Retail Manager, Och-Ziff and any limited partners of the Partnership that do not sell their interests in the Retail Joint Venture to Och-Ziff (the “Other Retail Members”) will enter into a limited liability company agreement in connection with the closing of the Company’s sale of its interests in the Retail Joint Venture to Och-Ziff (the “Retail Operating Agreement”). The Retail Operating Agreement will state the terms and conditions of the ownership and management structure of the Retail Joint Venture. The Retail Manager will have general responsibility for the day-to-day operation and management of the Retail Joint Venture in accordance with an agreed upon operating plan. Certain major decisions of the Retail Joint Venture will require the unanimous approval of the Retail Manager and Och-Ziff. The current income promote to the Retail Manager will be a 15% promote over an 8% hurdle rate. A separate wholly owned subsidiary of the Partnership is expected to serve as property manager for the properties contributed to the Retail Joint Venture and will receive a management fee of 4% of gross revenues of the Retail Joint Venture and will be entitled to earn market based leasing, construction and disposition fees.
The term of the Retail Joint Venture will be perpetual until dissolved in accordance with the Retail Operating Agreement. Unless the Retail Manager and Och-Ziff unanimously agree, for a three-year lockout period following the date of the Retail Operating Agreement, the Retail Joint Venture will not, directly or indirectly, sell or otherwise transfer or dispose of any of its properties. In addition, for a seven-year and one month period following the date of the Retail Operating Agreement, the Retail Joint Venture will be restricted from selling or otherwise disposing of any property in a taxable transaction (or deemed taxable disposition) or undertaking a fundamental transaction without incurring reimbursement obligations for certain tax liabilities incurred by the Other Retail Members.
The Retail Operating Agreement will generally prohibit the transfer of membership interests without the consent of the Retail Manager and Och-Ziff. The Other Retail Members also will have certain redemption rights, which allow for redemption of their interests in the Retail Joint Venture at a then determined fair value. After the expiration of the three-year lockout period, Och-Ziff and the Retail Manager will each have the right to trigger the sale of its membership interests to the other party or a sale of the Retail Joint Venture to a third party, subject to certain terms and conditions.
As a result of these joint venture transactions and the outright sale of certain other retail assets by the Company, the Company anticipates shareholders will receive a special dividend of approximately $10.75 per share, representing an aggregate distribution of approximately $500 million as soon as practicable after the closing of the transactions, pending approval by the Company’s Board of Trustees. The remaining proceeds will be used to reduce the Company’s outstanding debt.
These joint venture transactions, which have been approved by the Colonial Properties Board of Trustees, are subject to certain customary closing conditions; therefore, no assurance can be made that the transactions will be consummated. The Company expects the transactions to close during the second quarter of 2007. Wachovia Capital Markets, LLC is serving as financial advisor to the Company in these transactions.
For additional information, reference is made to the two above-referenced Membership Interests Purchase Agreements, which are incorporated by reference herein as Exhibits 2.1 and 2.2 to this Report.
In addition, on April 25, 2007, in connection with the execution and delivery of the above-referenced Membership Interests Purchase Agreements, the Company, in its capacity as the General Partner of the Partnership, entered into the Tenth Amendment to the Third Amended and Restated Agreement of Limited Partnership of the Partnership which is described more fully in Item 5.03 below.
Item 2.05 Costs Associated with Exit or Disposal Activities.
As part of the Company’s previously announced strategic plan to focus on multifamily properties, as more fully described above in Item 1.01 of this Report, on April 25, 2007, the Board of Trustees of the Company approved two Membership Interests Purchase Agreements to sell the Company’s interests in two, to-be-formed joint ventures among the Company, CRLP, and other limited partners of CRLP. The Company is also actively marketing 13 additional retail assets to be sold outright, consisting of 3.0 million square feet of regional malls and grocery-anchored neighborhood centers. The joint venture transactions are subject to customary closing conditions; therefore, no assurance can be made that the joint venture transactions or the outright sales will be consummated. However, the Company currently expects all of these transactions to close during the second quarter of 2007.
The Company intends to use a portion of the proceeds from these transactions to pay a special dividend to holders of common shares of beneficial interest in the Company. The Company also intends to use a portion of the proceeds from these transactions to repay mortgage debt on various properties, resulting in prepayment penalties of approximately $30.0 million, which will be offset by the write-off of approximately $17.0 million of intangible assets related to the repaid mortgage debt. In addition, the Company expects to incur transaction related costs, such as investment banking fees and professional fees, of approximately $12.0 million as a result of these transactions. As such, in total the Company expects to incur cash expenditures of approximately $42.0 million and a net charge of approximately $25 million as a result of these transactions. These charges are estimates and may fluctuate based on changes in the terms of the transactions contemplated.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 25, 2007, in connection with the execution and delivery of the above-referenced Membership Interests Purchase Agreements described in Item 1.01 of this Report, the Company, in its capacity as General Partner of the Partnership, entered into the Tenth Amendment (the “Tenth Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership (the “Partnership Agreement”) for itself and on behalf of the limited partners of the Partnership. The Tenth Amendment amends Section 7.1.A(7) of the Partnership Agreement to permit the distribution of Partnership cash or other Partnership assets in accordance with the Partnership Agreement, including distributions of equity interests in subsidiaries of the Partnership made on a pro rata basis to holders of common units of Partnership interests, provided that, in connection with the receipt of any such distribution, the Company either shall (i) prior to receiving such distribution, enter into a purchase and sale agreement, pursuant to its powers under Article III of the Declaration of Trust, to dispose of such equity interests or other Partnership assets that it receives in such distribution in exchange for cash or (ii) distribute such equity interests or other Partnership assets to the holders of REIT Shares.
The foregoing description of the Tenth Amendment is qualified in its entirety by reference to the Tenth Amendment, which is filed as Exhibit 3.1 to this Report and incorporated herein by reference.
Item 8.01 Other Events.
On April 25, 2007, the Board of Trustees of the Company authorized the redemption by the Company of all of the outstanding shares of the Company’s 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series E Shares”). The redemption of the Series E Shares is expected to be made pursuant to the terms of the Series E Shares and the Articles Supplementary of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust. The Company is expected to redeem the Series E Shares on or about May 30, 2007 (the “Call Date”) for cash at a redemption price of $2,500 per share, plus accrued and unpaid dividends of $31.75 per Series E Share for the period from April 1, 2007 to and including the Call Date. All of the outstanding depositary shares representing a fractional interest equal to 1/100 of a Series E Preferred Share (the “Series E Depositary Shares”), will be simultaneously redeemed at a redemption price of $25.00, plus accrued and unpaid dividends of $0.3175 per Series E Depositary Share for the period from April 1, 2007 to and including the Call Date, such that the total redemption price per Series E Depositary Share will be equal to $25.3175.
Certain statements (including statements regarding the Company’s ability to complete and successfully implement the joint venture and outright retail asset sale transactions, including the timing of those transactions) in this current report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, dividends, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by the forward- looking statements. Factors that impact such forward-looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which the Company or its affiliates have made investments; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes, our ability to successfully close previously announced transactions; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally. For a further discussion of these and other factors that could impact the Company and Partnership’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as may be updated or supplemented in the Company’s Form 10-Q filings, and the documents filed by the Partnership from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as may be updated or supplemented in the Partnership’s Form 10-Q filings.
     Except as otherwise required by the federal securities laws, the Company assumes no responsibility to update the information in this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit	Reference

2.1	Membership Interests Purchase Agreement (Office Joint Venture), dated as of April 25, 2007, between DRA G&I Fund IV Real Estate Investment Trust and Colonial Properties Trust	Filed herewith

2.2	Membership Interests Purchase Agreement (Retail Joint Venture), dated as of April 25, 2007, between OZRE Retail, LLC and Colonial Properties Trust	Filed herewith

3.1	Tenth Amendment to Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership dated April 25, 2007	Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: May 1, 2007	By:	/s/ John E. Tomlinson

John E. Tomlinson Executive Vice President and Chief Accounting Officer

COLONIAL REALTY LIMITED PARTNERSHIP

	By:	Colonial Properties Trust, its general partner

Date: May 1, 2007	By:	/s/ John E. Tomlinson

John E. Tomlinson Executive Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit	Reference

2.1	Membership Interests Purchase Agreement (Office Joint Venture), dated as of April 25, 2007, between DRA G&I Fund IV Real Estate Investment Trust and Colonial Properties Trust	Filed herewith

2.2	Membership Interests Purchase Agreement (Retail Joint Venture), dated as of April 25, 2007, between OZRE Retail, LLC and Colonial Properties Trust	Filed herewith

3.1	Tenth Amendment to Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership dated April 25, 2007	Filed herewith